EXHIBIT 10.20

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (this “Fifth Amendment”) is dated as of October 1, 2008 and is made between CYPRESS SEMICONDUCTOR CORPORATION, as Landlord, and SUNPOWER CORPORATION, as Tenant, to be a part of that certain Office Lease Agreement and all exhibits thereto, dated for reference purposes only as of May 15,    2006 (the “Original Lease”), concerning approximately 43,732 rentable square feet (“RSF”), located within the Premises stated in the Original Lease.  The Premises are located within the Building commonly known as Building #3, (the “Building”), located at 3939 N. First Street (the “Land”) as shown on the floor plan on Exhibit A to the Original Lease.

Landlord and Tenant now desire to modify the Original Lease and, in consideration of  the mutual promises contained herein and for the other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Landlord and Tenant hereby agree, intending to be bound thereby, that the Original Lease is modified and supplemented in accordance with the terms and conditions set forth below:

1.	Basic Terms Item #9 of the Original Lease is hereby amended to state in its entirety as follows:

Lease Months	Monthly Base Rent/SF	Rentable Square Feet	Monthly Base
1-2	$0.00/SF	43,732	$ -
3-8	$2.16/SF	43,732	$ 94,461
9-12	$2.16/SF	45,840	$ 99,014
13-14	$2.25/SF	45,840	$ 103,140
15-24	$2.25/SF	51,228	$ 115,263
25-29	$2.34/SF	55,594	$ 130,190
30-36	$2.34/SF	60,320	$ 141,149
37-48	$2.43/SF	60,320	$ 146,578
49-60	$2.53/SF	60,320	$ 152,610

2.
The monthly Base Rent remains unchanged through the 8th month (or December 31, 2006) as per Original Lease.  However, Article 2, Section 2.1, is hereby amended such that the monthly Base Rent shall be adjusted to include the additional space added pursuant to Section 1 of this Fifth Amendment.     Effective during the 9th month of the term (or January 1, 2007), the monthly   Base Rent shall be adjusted to include the addition 2,108 RSF, effective       during the 15th month of the term (or July 1, 2007), the monthly Base Rent shall be adjusted to include the additional 5,388 RSF, effective during the 25th month   of the term (or May 1, 2008), the monthly Base Rent shall be adjusted to include the additional 4,366 RSF and, effective during the 30th month of the term (or October 1, 2008), the monthly base rent shall be adjusted to include the  additional 4,726 RSF in each case as shown in the Base Rent Table in Basic Terms Item #9 as amended by this Fifth Amendment.

3.	Article 3, Section 3.3 shall be amended to state the adjustment of Tenant’s Prorata Share of Excess Operating Expenses as follows:

“Tenant’s Prorata Share of Excess Operating Expenses” (based on the rentable square footage of the Premises divided by 61,975 the total rentable square footage of the Building), shall mean 97% of the Excess Operating Expenses for the applicable calendar year.  Landlord agrees to credit Tenant Prorata Share of Excess Operating Expenses for the Electric and N. Gas line  items outlined Exhibit C. This credit is an estimate and may be adjusted from  time to time based on varying electric loads.

4.	Exhibit “A”, the Floor Plan of the Original Lease shall be amended as shown in Exhibit A-1 of this Fifth Amendment.

5.
In the event of any inconsistency between this Fifth Amendment and the   Original Lease, the terms in this Fifth Amendment shall prevail.  Except as modified herein, the Original Lease remains in full force and effect.

6.
The Original Lease, as amended by this Fifth Amendment, constitutes the entire agreement between the parties and supersedes any previous agreements between the parties with respect to the subject matter of this Fifth Amendment.  If any provision of this Fifth Amendment is held to be illegal, invalid or    unenforceable, in whole or in part, such provision will be modified to the minimum extent necessary to make it legal, valid and enforceable, and the  legality, validity and enforceability of the remaining provisions will not be affected thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as    of the date first set forth above.

CYPRESS SEMICONDUCTOR CORP"

By:	/s/ Neil H. Weiss
Name:	Neil H. Weill
Title:	Sr. Vice President, Treasurer
Date:	10/24/08
SUNPOWER CORPORATION

By:	/s/ Douglas J. Richards
Name:	Douglas J. Richards
Title:	VP
Date:	10/18/08

EXHIBIT A-1

(FIFTH AMENDMENT TO LEASE)

BLDG. 3
GROSS BLDG SQ. FT.
CYPRESS
SUNPOWER